Exhibit 99.3

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas J. Shara and Timothy J. Matteson, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Lakeland Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at The Knoll Country Club West, 990 Greenbank Road, Boonton, New Jersey 07005 on Wednesday, April 24, 2013, at _:00 a.m., and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

Vote On Proposals:

1. TO AUTHORIZE THE ISSUANCE OF THE SHARES OF LAKELAND BANCORP COMMON STOCK ISSUABLE UPON CONSUMMATION OF THE MERGER OF SOMERSET HILLS BANCORP INTO LAKELAND BANCORP

FOR	AGAINST	ABSTAIN
☐	☐	☐

(The Board of Directors recommends a vote “FOR” this proposal)

2. TO ELECT THREE DIRECTOR NOMINEES (each for a 3 year term):

NOMINEES:

☐	FOR ALL NOMINEES	(	)	Robert E. McCracken

		(	)	Thomas J. Shara

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	(	)	Stephen R. Tilton, Sr.

		(	)

☐	FOR ALL EXCEPT (see instructions below)	(	)	.

(The Board of Directors recommends a vote “FOR” election of the Nominees)

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (            )

3. TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

FOR	AGAINST	ABSTAIN
☐	☐	☐

(The Board of Directors recommends a vote “FOR” this proposal)

4. TO APPROVE, ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT.

FOR	AGAINST	ABSTAIN
☐	☐	☐

(The Board of Directors recommends a vote “FOR” this proposal)

5. TO AUTHORIZE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMMON STOCK OF LAKELAND BANCORP TO 70,000,000 SHARES, AND THE TOTAL NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 71,000,000 SHARES.

FOR	AGAINST	ABSTAIN
☐	☐	☐

(The Board of Directors recommends a vote “FOR” this proposal)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each of the proposals described above.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, then please sign in the entity name by authorized person.

Please mark here if you plan to attend the meeting.    ☐

Signature

Dated:                 , 2013

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2013: THIS FORM OF PROXY CARD, THE PROXY STATEMENT AND OUR 2012 ANNUAL REPORT ARE AVAILABLE AT WWW.LAKELANDBANK.COM.

VOTE BY INTERNET - www.voteproxy.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-PROXIES

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.